Exhibit 23.5

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements on Form S-4 and on Form S-3 of XPO Logistics, Inc. of our report dated January 4, 2013, with respect to the audited combined financial statements of Turbo Logistics Inc. and Turbo Dedicated Inc. included in Amendment No. 1 to the Current Report on Form 8-K/A of XPO Logistics, Inc. dated January 4, 2013, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Nashville, TN

January 27, 2014